Exhibit 10.24

AMENDMENT NUMBER ONE
TO THE
NEW YORK STOCK EXCHANGES, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

WHEREAS, New York Stock Exchange, Inc. (the “Exchange”) maintains the New York Stock Exchange, Inc. Supplemental Executive Retirement Plan, as amended and restated effective as of June 1, 1999 (the “Plan”);

WHEREAS, the Exchange may amend the Plan by action of its board of directors (the “Board”) or a person designated by the Board; and

WHEREAS, the undersigned has been duly authorized by the Board to amend the Plan; and

WHEREAS, the undersigned desires to amend the Plan.

NOW, THEREFORE, pursuant to Section 22 of the Plan, effective July 20, 2002, the Plan is hereby amended as follows:

1.             Section 20 of the Plan is amended by adding the following paragraph at the end thereof:

Notwithstanding the foregoing, solely with respect to a Participant who has incurred a Termination of Employment and commenced receiving payment of Supplemental Benefits under the Plan on or after his Retirement Date, all or a portion of the Participant’s Supplemental Benefits may be assigned pursuant to a domestic relations order that meets all of the following requirements:

(a)                                  The domestic relations order must be a judgment, decree, or order (including approval of a property settlement agreement) which (i) relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of a Participant (an “Alternate Payee”), and (ii) is made pursuant to a State domestic relations law (including a community property law);

(b)                                 Except as otherwise required under the Plan, the terms of the domestic relations order must comply with the requirements of Section 206(d)(3) of ERISA as if the SERP were subject to such requirements;

(c)                                  The Alternate Payee shall receive payment under the Plan of the portion of the Participant’s Supplemental Benefits that are assigned to the Alternate Payee in conformity with the form of payment elected by the Participant in accordance with Section 7 of the Plan; provided that the Alternate Payee shall have the right to select the measuring alternative used for the measurement of Earnings if the form of payment is an Optional Distribution Form described in paragraphs (a)(v) or (b)(ii) of Section 1.21 of the Plan;

(d)                                 If the form of payment is an Optional Distribution Form described in paragraphs (a)(v) or (b)(ii) of Section 1.21 of the Plan, the Alternate Payee may designate a Beneficiary to receive such benefits, if any, as are provided pursuant to the form of benefit being received by the Alternate Payee at the time of his death;

(e)                                  The domestic relations order contains the following language:

The New York Stock Exchange, Inc. Supplemental Executive Retirement Plan (the “NYSE SERP”) is “unfunded” and benefits payable under the NYSE SERP shall be paid by the New York Stock Exchange, Inc. (the “Exchange”) out of its general assets.  The alternate payee shall not have any interest in any specific asset of the Exchange as a result of this Plan.  Nothing contained in the NYSE SERP and no action taken pursuant to the provisions of the NYSE SERP or this domestic relations order shall create or be construed to create a trust of any kind, or a fiduciary relationship among the Exchange, the Committee, the Participant and the alternate payee or any other person.  Any funds that may be invested under the provisions of the NYSE SERP shall continue for all purposes to be part of the general funds of the Exchange and no person other than the Exchange shall by virtue of the provisions of the NYSE SERP or this domestic relations order have any interest in such funds.  The alternate payee’s rights under the NYSE SERP shall be no greater than the right of any unsecured general creditor of the Exchange.  The benefits payable under the NYSE SERP to the alternate payee shall not be subject to alienation, transfer, assignment, garnishment, execution or levy of any kind and any attempt to cause any benefits to be so subjected shall not be recognized.

Notwithstanding any other provision of the Plan to the contrary, the Alternate Payee shall not have the right to elect a form of benefit, an Optional Distribution Form or Distribution Time, and, except where the form of payment is an Optional Distribution Form described in paragraphs (a)(v) or (b)(ii) of Section 1.21 of the Plan, if the Alternate Payee predeceases the Participant, the Participant will resume receiving one hundred percent (100%) of his Supplemental Benefits, including the portion assigned to the Alternate Payee pursuant to the domestic relations order.

IN WITNESS WHEREOF, the Exchange has caused this Amendment to be executed this 22nd day of July, 2002.

NEW YORK STOCK EXCHANGE, INC.

	By:	/s/ Frank Z. Ashen
Title: EVP Corp. Svcs. Group

ATTEST:

/s/ Darla C. Stuckey